                                       SCHEDULE A
                                AMENDED AS OF MAY 1, 2000

                     SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                     Form Numbers of Contracts
Name of Separate Account             Funded By Separate Account               Fidelity Fund (Class)
------------------------             --------------------------               ---------------------
LLANY Separate Account R for         LN650NY                                  Growth Opportunities
Flexible Premium Variable Life       (SVUL)                                   - Service Class
Insurance

                                     LN 655                                   Growth Opportunities
                                     (SVUL II)                                - Service Class

Lincoln New York Separate Account    AN426NY                                  Growth Opportunities
N for Variable Annuities             (ChoicePlus)                             - Initial Class


Lincoln Life & Annuity Flexible      LN660NY                                  Growth Opportunities
Premium Variable Life Account M      (VUL)                                    - Service Class


                                       SCHEDULE C
                              AMENDED AS OF MAY 1, 2000

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:


AIM Variable Insurance Funds, Inc.

Alliance Variable Products Series Fund

American Variable Insurance Series (AVIS)

BT Insurance Funds Trust

Baron Capital Funds Trust

Delaware Group Premium Fund

Janus Aspen Series

Liberty Variable Investment Trust

Lincoln National Investments

MFS Variable Insurance Trust

Neuberger & Berman AMT

OCC Accumulation Trust

Oppenheimer Funds

Templeton Variable Products Series Fund

        IN WITNESS WHEREOF, each of the parties hereto has caused these Amendments to Schedules A and C to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Date                                  LINCOLN LIFE & ANNUITY COMPANY
     ---------------------            OF NEW YORK

                                      By:
                                            -------------------------
                                            Name: Troy D. Panning
                                            Title: CFO/2nd Vice-President




Date                                  VARIABLE INSURANCE PRODUCTS FUNDS III
     ----------------------
                                      By:
                                            -------------------------

                                            Name:
                                            -------------------------

                                            Title:
                                            -------------------------



Date                                  FIDELITY DISTRIBUTORS CORPORATION
     ----------------------
                                            By:
                                            -------------------------

                                            Name:
                                            -------------------------

                                            Title:
                                            -------------------------







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